Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of June 20, 2019, between DURECT Corporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows.

1.The Company has authorized the sale and issuance of up to 29,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), for a purchase price of $0.52 per share (the “Per Share Purchase Price”).  The sale and issuance of the Shares have been registered under the Securities Act, pursuant to the Registration Statement of the Company on Form S-3 (No. 333-226518), including all amendments, exhibits and schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) and any registration statement relating to the sale and issuance of the Shares to the Investors and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”).

2.On the Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company agrees to sell, and each Investor, severally and not jointly, agrees to purchase, the number of Shares listed opposite such Investor’s name on the Schedule of Investors attached hereto as Exhibit A.  Each Investor shall deliver to the Company via wire transfer of immediately available funds, the aggregate purchase price for the Shares purchased by such Investor as set forth in Exhibit A (such Investor’s “Subscription Amount”), and the Company shall deliver to each Investor its respective Shares.  The Company and each Investor shall deliver the other items set forth in Section 5 deliverable at the Closing.  The Closing shall occur at the offices of King & Spalding LLP, 601 S. California Ave., Palo Alto, California, or such other location as the parties shall mutually agree.  “Closing Date” means the Trading Day on which all conditions precedent to (i) the Investors’ obligations to pay their respective Subscription Amounts; and (ii) the Company’s obligations to deliver the Shares to the Investors have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.  “Trading Day” means a day on which the Nasdaq Global Market is open for trading.

3.The Company has filed with the Commission a prospectus (the “Base Prospectus”) and will promptly file a final prospectus supplement (collectively with the Base Prospectus, the “Prospectus”) with respect to the Registration Statement in conformity with the Securities Act, including Rule 424(b) thereunder.  The Company will cause to be delivered or made available a copy of the Prospectus to the Investors prior to Closing and the Investors hereby consent to the receipt of the Prospectus in portable document format (.pdf) via e-mail.

4.At or prior to the Applicable Time (as defined below), the Company prepared the following information (collectively, the “Time of Sale Information”): (a) the Base Prospectus and (b) each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.  “Applicable Time” means 8:00 A.M. in New York City, on June 20, 2019.

5.Closing Deliverables.

(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Investor the following:

(i)	this Agreement duly executed by the Company;
(ii)	a legal opinion of Company Counsel, in form agreed with the Investors;
(iii)

a copy of the irrevocable instructions to Computershare, the transfer agent of the Company (the “Transfer Agent”), instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the number of Shares equal to such Investor’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Investor; and

(iv)	the Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Investor; and
(ii)	such Investor’s Subscription Amount by wire transfer to the account specified by the Company.

6.Closing Conditions.  The obligations of the Company and the Investors to complete the transactions contemplated by this Agreement shall be subject to the following.

(a)The Company’s obligation to issue and sell the Shares to each Investor shall be subject to the following conditions being met:

(i)

the accuracy in all material respects on the Closing Date of the representations and warranties of such Investor contained herein (unless made as of a specific date, in which case such representations and warranties shall be accurate as of such date;

(ii)	all obligations, covenants and agreements of such Investor required to be performed at or prior to the Closing Date shall have been performed; and
(iii)	the delivery by such Investor of the items set forth in Section 5(b) of this Agreement.

(b)Each Investor’s obligations hereunder to purchase the Shares shall be subject to the following conditions being met:

(i)

the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless made as of a specific date, in which case such representations and warranties will be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
(iii)	the delivery by the Company of the items set forth in Section 5(a) of this Agreement;
(iv)	there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof; and
(v)

from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq Global Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Nasdaq Global Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Investor, makes it impracticable or inadvisable to purchase the Shares at the Closing.

7.Company Representations and Warranties.  The Company makes the following representations, warranties and covenants to the Investors.

(a)Subsidiaries.  There are no direct or indirect subsidiaries of the Company.

(b)Valid Existence and Good Standing of the Company.  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(c)Execution and Delivery of the Agreement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(d)Securities Laws Disclosure; Publicity.  The Company shall (i) before 8:30 A.M., New York City time, on the same Trading Day as the date hereof, issue a press release disclosing all material aspects of the transactions contemplated hereby; (ii) within the time required by the Exchange Act of 1934, as amended (the “Exchange Act”), file with the Commission a Current Report on Form 8-K, disclosing the material terms and conditions of the transactions contemplated hereby and including this Agreement as an exhibit thereto; and (iii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby.  The Company shall not publicly disclose the name of the Investors, or include the name of the Investors in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Investors, except (x) as required by U.S. federal securities law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice thereof; or (y) for disclosures consistent with prior disclosures that have been approved by the Investors in accordance with this Section 7(d).

(e)No Disclosure of Material Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, neither the Company, nor any other Person acting on the Company’s behalf, has provided or will knowingly provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that the Investors shall rely on this Section 7(e) in effecting transactions in securities of the Company.

(f)Time of Sale Information.  The Time of Sale Information, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No order preventing or suspending the use of any of the Time of Sale Information has been issued by the Commission.

(g)Issuer Free Writing Prospectus.  The Company (including its agents and representatives) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives, an “Issuer Free Writing Prospectus”) other than the documents listed on Annex A hereto.  Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus.

(h)S-3 Eligibility.  At the earliest time after the filing of the Registration Statement that the Company made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(i)Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  The Company has filed with the Commission the Registration Statement on such form, including the Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has, to the knowledge of the Company, been initiated or threatened by the Commission.  As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(j)Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they become effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(k)Capitalization.  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, pursuant to the conversion or exercise of Common Stock Equivalents (as defined below) outstanding as of the date of the most recently filed periodic report under the Exchange Act and pursuant to the Company’s Controlled Equity Offering sales agreement with Cantor Fitzgerald & Co. Except as described in the SEC Reports or as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the board of directors or others is required for the issuance and sale of the Shares. Except as described in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, except for such rights that have been satisfied by the Company pursuant to registration statements previously filed under the Securities Act.

(l)Authorization and Valid Issuance of the Shares.  The Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(m)Further Offerings; Integration.  The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) in a transaction that would be (i) integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Nasdaq Capital Market or the Nasdaq Global Market or any successor to either of the foregoing (“Trading Market”); and (ii) would require approval of the Company’s stockholders prior to the closing of such other transaction, unless such stockholder approval is obtained before the closing of such other transaction.

(n)No Conflicts.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) contravene any provision of the certificate of incorporation or by-laws of the Company, (ii) or contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, or (iii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance by the Company of any of the Shares or the consummation of any of the transactions contemplated by this Agreement, except for such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) or the Nasdaq Global Market, the registration of the offer and sale of the Shares under the Securities Act and such filings as may be required under applicable state securities laws.

(p)No Governmental Proceedings.  There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

(q)Compliance.  The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(r)Compliance with FDA Applicable Laws; Authorizations.  The Company is and at all times has been in material compliance with all statutes, rules, regulations and orders applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or for the Company (“FDA Applicable Laws”), and has not received, and does not know of any reasonable basis for, any Form FDA-483 from the U.S. Food and Drug Administration (the “FDA”), notice of adverse finding, warning letter, untitled letter, import alert or detention, export certificate denial, or other correspondence or notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting material noncompliance with any FDA Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such FDA Applicable Laws (“Authorizations”).  The Company possesses all material Authorizations required for the operation of its business as currently conducted and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations, except for violations that, individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect.  To the Company’s knowledge, no actions to withdraw or limit any Authorizations are pending or threatened.  The applications and submissions on which the Authorizations are based are accurate and do not include any material misrepresentation or omission.

(s)Clinical Trials.  The descriptions in the Registration Statement and the Prospectus of the design, status and results of clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company, or in which the Company have participated, are accurate and complete in all material respects and fairly present the data derived from such trials and the Company has no knowledge of subsequent results from such trials or results from any other trials that are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement and the Prospectus, taken as a whole.  The Company has operated and is currently in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”) and all clinical trials have been conducted in accordance with good clinical practices, applicable institutional review board (“IRB”) or independent ethics committee (“IEC”) requirements, and standard medical and scientific research procedures.  The Company has not received any notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency or IRB or IEC which could reasonably lead to the early termination or suspension of any ongoing clinical trials or pre-clinical studies that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus or rejection of data from these trials or studies and, to the Company’s knowledge, there are no reasonable grounds for the same, including on the basis of (i) pending or submitted safety reports concerning products manufactured or distributed by or for the Company or (ii) results of clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company, or in which the Company has participated.

(t)PTO Matters.  To the knowledge of the Company, the Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and, in some cases, foreign and international patent authorities all patent applications owned or exclusively licensed at the time by the Company related to the Company’s programs disclosed in the Prospectus as well as the Company’s periodic reports and other information incorporated by reference therein (the “Company Patent Applications”), except for such improper filings and failures to file that individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect.  To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure and best mode requirement for the Company Patent Applications, and all other requirements for patentability and enforceability of any resultant patents when issued, and has made no material misrepresentation in the Company Patent Applications.  To the knowledge of the Company, the Company has complied at the time of filing with the relevant foreign filing requirements underlying patentability and enforceability of any resultant patents for the Company Patent Applications pending in countries outside the United States, except for such improper filings and failures to file that individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect.  To the Company’s knowledge, there is no information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO during prosecution.  To the Company’s knowledge, there is no information not called to the attention of the PTO during prosecution which would preclude the grant of a patent for the Company Patent Applications.  The Company has no knowledge of any information which would preclude the Company from having clear title to the Company Patent Applications, except for cases that individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(u)Intellectual Property.  Except as described in the Prospectus, to the Company’s knowledge, it owns or possesses or has rights to all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it to conduct the business now operated by it.  To the Company’s knowledge, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights (collectively, the “Intellectual Property Rights”) necessary or required for use to conduct its businesses as described in the Prospectus and which the failure to so have, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The Company has not received any notice (written or otherwise), or otherwise has knowledge, of infringement or of conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.  The Company has not received any notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within three (3) years from the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except for cases that individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)Financial Statements.  The financial statements included or incorporated by reference in the Prospectus, together with related schedules and notes, present fairly in all material respects the financial position, results of operations and changes in financial position of the Company on the basis stated therein at the respective dates or for the respective periods to which they apply.  Such statements and related schedules and notes have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein, and comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  The other financial and statistical information and data set forth in the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(w)SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof, or such shorter period as the Company was required by law or regulation to file such material (the foregoing materials, including the exhibits thereto, documents incorporated by reference therein and any prospectus, prospectus supplement, amendment or supplement filed in relation thereto, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(x)Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined below), except pursuant to existing Company stock incentive plans.  Except as may be set forth in the SEC Reports, the Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(y)Solvency.  On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Shares as described in the Time of Sale Information) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become due and matured; (ii) the Company is able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Shares as contemplated by this Agreement and the Time of Sale Information, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

(z)Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.  No such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus.

(aa)Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.  None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to any collective bargaining agreement.  To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.  The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage.  The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(cc)Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject; (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations; and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(dd)Transactions with Affiliates and Employees.  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits, including stock option agreements under any stock incentive plan of the Company.

(ee)Sarbanes-Oxley; Internal Accounting Controls.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

(ff)Foreign Corrupt Practices.  Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(gg)Office of Foreign Assets Control.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh)Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(ii)Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares in accordance with Section 9(e) hereof and as described in the Prospectus under the heading “Use of Proceeds.”

(jj)Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares; (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares; or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(kk)Acknowledgment Regarding Each Investor’s Purchase of Shares.  The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company, or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Shares.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ll)No Broker’s Fees.  The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm)Exchange Listing.  As of the date hereof, the Shares have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not (i) taken, directly or indirectly, any action designed to, or that could reasonably be expected to have the effect of, terminating the registration of the Shares under the Exchange Act or the quotation of the Shares on the Nasdaq Global Market, except in connection with a transfer of the listing of the Common Stock to the Nasdaq Capital Market; or (ii) received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or quotation.

8.Investor Representations and Warranties.  Each Investor makes the following representations, warranties and covenants to the Company as of the date hereof.

(a)Information and Sophistication.  The Investor represents that (i) it has received or had full access to the Base Prospectus as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Agreement; (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; (iii) it is able to fend for itself in the transaction contemplated hereby; (iv) it has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and (v) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares.

(b)Authorization.  The Investor has the requisite power to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor.  This Agreement has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)Independent Advisors.  The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(d)No Conflicts.  The making, execution and performance of this Agreement by the Investor and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter, bylaws or other organizational documents of such Investor, as applicable, or (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over such Investor or its properties, except for any conflict, breach, violation or default which is not reasonably likely to have a material adverse effect on such Investor’s performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(e)No Short Sales.  Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in (i) any Short Sales involving the Company’s securities since the date that is the tenth (10th) trading day prior to the date of this Agreement; or (ii) engaged in any transactions in the securities of the Company since the time that the Investor and the Company were first in contact with one another with respect to the transactions contemplated hereby.  The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  In the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representations, warranties and covenants set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(f)Certain Relationships.  The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three (3) years with the Company or persons known to it to be affiliates of the Company; (ii) it is not a member of the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers) or an Associated Person (as such term is defined under FINRA Membership and Registration Rules Section 1011) as of the date hereof; and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, twenty percent (20%) or more of the Common Stock (or securities convertible or exercisable for Common Stock) or voting power of the Company on a post-transaction basis.

9.Other Covenants.

(a)Indemnification of Investors.  Subject to the provisions of this Section 9(a), the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons (as defined below) with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or any document delivered in relation hereto; or (ii) any action instituted against any Investor Party or any of their Affiliates in any capacity by any stockholder of the Company with respect to any of the transactions contemplated by this Agreement (except to the extent resulting from a breach of such Investor Party’s representations, warranties or covenants under this Agreement or any violations by such Investor Party of state or federal securities laws or any other conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party, except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing; (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel; or (C) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement.  The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense or other matter, as and when bills relating to indemnifiable amounts are received by the Company.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.  “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.  “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(b)Reservation of Securities.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for issuance pursuant to this Agreement in such amount as may then be required to fulfill its obligations in full under this Agreement.

(c)Listing of Common Stock.  The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Nasdaq Global Market or Nasdaq Capital Market, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on the Nasdaq Global Market or Nasdaq Capital Market and promptly secure the listing of all of the Shares on the Nasdaq Global Market or Nasdaq Capital Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

(d)Equal Treatment of Investors.  No consideration, including any modification of this Agreement, shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is offered to all parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

(e)Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder for clinical trial and research and development activity and other general corporate purposes; provided that the Company hereby agrees not to use such proceeds from the date hereof until six (6) months after the Closing Date for the pre-payment of any portion of the Company’s debt, to declare or pay any dividends on the Common Stock, to fund any share buyback program or for any in-license or asset purchase outside of the ordinary course of the Company’s business.

10.Miscellaneous.

(a)Termination.  This Agreement may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investors, by written notice to the other parties, if the Closing has not been consummated on or before June 24, 2019; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party or parties.

(b)Fees and Expenses.  Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the fees and expenses of counsel to Lion Point Master, LP in the amount of $25,000.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by an Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Investors.

(c)Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(d)Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day and no return receipt or other error is received by the delivering party; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day and no return receipt or other error is received by the delivering party; (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

(e)Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(g)Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement that apply to the “Investors.”

(h)No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 9(a).

(i)Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 9(a), the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(j)Survival.  The representations, warranties and covenants contained herein shall survive the Closing and the delivery of the Shares.

(k)Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(l)Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Investor and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(n)Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to this Agreement or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o)Independent Nature of Each Investor’s Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under this Agreement.  Nothing contained herein or in any other document related to the transactions contemplated hereunder, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor s are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement.  King & Spalding LLP only represents Lion Point Master, LP and does not represent any of other Investors.  The Company has elected to provide all Investors with the same terms and purchase agreement for the convenience of the Company and not because it was required or requested to do so by any of the Investors.  It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

(p)Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(q)Construction.  The parties agree that each of them and their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.  In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“COMPANY” DURECT CORPORATION
By:________________________ Name: James E. Brown Title: President and Chief Executive Officer	Address for Notice 10260 Bubb Road Cupertino, CA 95014
With a copy to (which shall not constitute notice): Orrick, Herrington & Sutcliffe LLP Columbia Center 1152 15th Street, N.W. Washington, D.C. 20005-1706 Attention: Stephen Thau

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Address for Notice to Investor:  _______________________________________

Subscription Amount: _____________

Shares: ____________

EIN Number: _______________________

The Shares shall be released by the Transfer Agent to the Investor at the Closing by electronic book-entry at The Depository Trust Company, registered in the Investor’s name and address as set forth on this signature page of the Agreement.

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)
DTC Participant Number
Name of Account at DTC Participant being credited with the Shares
Account Number at DTC Participant being credited with the Shares

EXHIBIT A

SCHEDULE OF INVESTORS

Investor	Number of Shares	Aggregate Purchase Price

Total	29,000,000	$15,080,000.00

ANNEX A

FREEWRITING PROSPECTUSES OF THE COMPANY